Exhibit 10.1

Text Marked By [* * *] Has Been Omitted Pursuant To A Request For Confidential Treatment And Was Filed Separately With The Securities And Exchange Commission.

Arete-Sigma, LLC

Operating Agreement

The persons and entities shown on the signature pages to this Operating Agreement agree:

1. Definitions: The following terms used in this Operating Agreement shall have the following meanings:

1.1 “Act” shall mean the New Mexico Limited Liability Company Act at 53-19-1 to 53-19-74, N.M.S.A., 1978 Comp., as amended.

1.2 "Affiliate" shall mean, with respect to any person (i.e., any individual, corporation, partnership, joint venture, limited liability company, trust, association or other entity), any other person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person. For purposes of this definition, "control," when used with respect to any specified person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

1.3 “Bankruptcy” shall mean, with respect to any Member, (a) the filing of a voluntary petition in bankruptcy, (b) the adjudication as a bankrupt or insolvent, (c) the filing of any petition or answer seeking any composition, readjustment, liquidation, dissolution, or similar relief under the present or any future Federal bankruptcy act or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, (d) seeking, consenting to, or acquiescing in the appointment of any trustee, receiver, conservator, or liquidator of the Member or of all or a substantial part of the Member’s properties or Interest, or (e) making of an assignment for the benefit of creditors or taking of any similar action for the protection or benefit of creditors.

1.4 “Capital Contributions” shall mean any contribution to the capital of the Company in cash or property by a Member whenever made and shall include the Members’ initial capital contributions and any additional contributions.

1.5 “Change in Control” of a Member shall mean (i) any merger, consolidation, recapitalization, sale of equity securities or any similar transaction, whether a single transaction or a series of transactions, as a result of which any person or any group of persons (within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than any persons who are executive officers, directors or managers of such Member as of the date hereof) (a) owns directly or indirectly the power to vote a majority of the ownership interests of such Member or (b) directly or indirectly has the right to receive either more than 50% of the profit of such Member or more than 50% of the assets of such Member upon liquidation of such Member, or (ii) the sale of all or substantially all of the assets of such Member.

Arete-Sigma, LLC Operating Agreement; page 1

1.6 “Code” shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder or corresponding provisions of subsequent superseding federal revenue laws or regulations.

1.7 “Company” shall refer to Arete-Sigma, LLC, a New Mexico limited liability company.

1.8 “Dissolution” shall mean the liquidation of a corporate or limited liability company Member or the filing by a corporate or limited liability company Member of a certificate of dissolution, a “Statement of Intent to Dissolve”, or the equivalent, with the appropriate governmental body, or the revocation of its charter (and the lapse of ninety days after notice to the corporation of a revocation of its charter, without a reinstatement of its charter during that ninety days), whichever happens first.

1.9 “Distributable Cash” shall mean the excess of all cash receipts of the Company (including capital contributions) over all cash disbursements of the Company, less any reserves established by the Members upon the unanimous consent of the Members and less any reserves required by law.

1.10 “Initial Member” or “Initial Members” shall mean the persons shown on the signature pages to this Operating Agreement.

1.11 “Interest” shall mean generally a Member’s combined undivided limited liability company interest and membership interest in the Company composed of the Member’s Capital Account, rights granted by the Act, and rights under this Operating Agreement.

1.12 “Manager” shall mean the person appointed as Manager by the Members pursuant to the provisions of this Operating Agreement.

1.13 “Member” shall mean each of the Initial Members, any additional Member which becomes a Member pursuant to the provisions of this Operating Agreement, and substituted Members which are, as of a given time, a member of the Company, depending on the context in which the term is used.

1.14 “Net Profits” or “Net Losses” shall mean, for each fiscal year of the Company, the profit or loss of the Company as determined under the applicable Code capital accounting provisions relating to the computation of items of income, gain, deduction and loss for purposes of adjusting the capital accounts of the Members including, without limitation, the provisions of Code Section 704 and regulations promulgated thereunder.

1.15 “Operating Agreement” shall mean this Operating Agreement as originally executed and as amended from time to time.

1.16 “Units” shall mean the capital units issued by the Company to its Members in exchange for Capital Contributions or services rendered to the Company and which represent the Member’s Interest in the Company, the holders of which shall have the right to vote on matters submitted to the Members for a vote.

2. Formation, Purpose, Name, Term and Principal Office. Pursuant to the Act and effective as of June, 29, 2015, the Members hereby form a limited liability company named “Arete-Sigma, LLC” to pursue business opportunities related to additive manufacturing utilizing Sigma Labs, Inc.'s Electro Optical Systems GmbH M290 DMLS® (Direct Metal Laser Sintering) metal printer or like machines, and to engage in any other business determined by the Members. Articles of Organization relating to the formation of Company were filed on June 29, 2015. The Articles of Organization are hereby ratified, approved and adopted by the Members.

Arete-Sigma, LLC Operating Agreement; page 2

2.1 Term. The Company will continue under the terms of this Operating Agreement until it is dissolved in accordance with Section 11 below or in accordance with the Act. This Operating Agreement shall continue to apply to any Statement of Work in effect beyond the expiration of this Operating Agreement.

2.2 Name. The Company will continue under the name “Arete-Sigma, LLC”, but may do business under other names determined by the Members.

2.3 Principal Office. The principal office of the Company is 3900 Paseo del Sol, Santa Fe, NM 87507; or such other place as the Members may from time to time determine. The agent for service of process on the Company will be Mark Cola whose address is 3900 Paseo del Sol, Santa Fe, NM 87507.

2.4 Other Ventures. Any Member or Affiliate of any Member may engage in or possess an interest in other business ventures of any kind that do not compete with the business of the Company. Neither the Company nor the Members will have any rights by virtue of this Operating Agreement in such other business ventures. The Members do not anticipate competing directly with the Company, but nothing in this Operating Agreement shall prohibit any Member from engaging in any business, even if competitive with the Company, provided the intent to engage in business that is directly competitive with actual business of the Company at the time is disclosed to the other Member.

3. Contributions to the Company, Capital Accounts, and Capital Units. The initial capital contribution of each Initial Member is shown on the signature pages attached to this Operating Agreement.

3.1 Capital Units. Each Member’s Interest in the capital of the Company shall be represented by Units of membership interest. An unlimited number of Units are hereby authorized. The Initial Members shall receive the number and type of Units set forth on the signature pages attached to this Operating Agreement.

3.2 Capital Account. A separate Capital Account will be maintained for each Member as required by the Code, including without limitation, the provisions of Section 704(b)(2) of the Code (and such other accounts as may be necessary or desirable to comply with the requirements of applicable laws and regulations) which will be increased by (a) the Member’s Capital Contributions and (b) the amount of Net Profits allocated to it pursuant to Section 4 and which will be decreased by (c) the amount of Net Losses allocated to it pursuant to Section 4 and (d) all amounts distributed to it as a capital account distribution pursuant to this Operating Agreement, and as otherwise required by the Code. No Member may withdraw any part of the Member’s Capital Account until after dissolution and liquidation of the Company, but the Members may make Capital Account distributions. A Member may not demand and receive property other than cash in return for the Member’s Capital Contributions upon liquidation; any such return will be made solely from Company assets. No interest will be paid or charged on any Capital Account balance.

3.3 Membership Certificates. Membership Certificates representing Interests in the Company will be in the form determined by the Members, if the Members decide to issue Membership Certificates. Membership Certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the Membership Certificate is issued, and the date of original issue or the date of transfer or assignment and from whom such interests are transferred or assigned, will be entered in the Certificate Register of the Company. In the event of a lost, destroyed or mutilated Membership Certificate, a replacement certificate may be issued upon such terms and indemnity to the Company as the Members may prescribe. The persons or entities in whose name Interests stand in the Certificate Register will be the Members and will be deemed by the Company to be the owners of the Interests for all purposes whether or not the Company has other knowledge. Interests will be issued, transferred or assigned only on the Certificate Register of the Company.

Arete-Sigma, LLC Operating Agreement; page 3

4. Net Profit and Net Loss Allocations. The Net Profits and Net Losses of the Company will be allocated among the Members in proportion to the Units of the respective Members on the record date of such allocations. A Member’s share of Net Profits and Net Losses for the Company’s fiscal year will be credited or charged to the Capital Account of the Member at the end of the Company’s fiscal year, unless this Operating Agreement requires a different time. Any credit available for income tax purposes shall be allocated among the Members in like manner. No Member has any priority over any other Member as to compensation by way of income. For income tax purposes, the tax basis of some of the property contributed by each Member may be different than the value at which the property was accepted by the Company at the time of its contribution. Nevertheless, the general allocation rules provided in Section 704 of the Code shall apply. Certain assets contributed to the Company may carry various tax attributes, which, when realized for tax purposes, should be allocated to the Member which contributed such assets. Accordingly, depreciation or gain or loss with respect to assets contributed by the Member shall be allocated to the contributing Member.

5. Distributions. Upon unanimous consent of the Members, the Members will determine the Distributable Cash available for distribution to Members and will make non-liquidating distributions of the available cash of the Company to the Members in proportion to the Member’s Units at the time of the distribution. Distributions of capital to each Member will be charged to the Capital Account of the Member when disbursed to the Member. Any debit balance in a Member’s Capital Account in excess of the Member’s total Capital Contributions will be treated as a non-recourse loan from the Company to the Member payable from future liquidating or non-liquidating distributions to the Member or from future capital contributions by the Member. No Member shall be required to restore to the Company any funds properly distributed to such Member pursuant to any of the provisions of this Operating Agreement, except as may be required by the Act. All liquidating distributions made in connection with the sale or exchange of all or substantially all of the Company’s assets or otherwise made in connection with the liquidation of the Company shall be made to the Members in accordance with their relative capital account balances at the time of distribution until full repayment of such capital accounts has occurred, and then any remaining distributions shall be in proportion to the Members’ Units at the time of distribution.

6. Rights and Obligations of Members:

6.1 Limitation of Liability. Each Member’s liability shall be limited as set forth in the Act and other applicable law. A Member will not personally be liable for the debts, liabilities, obligations, or losses of the Company beyond the Member’s respective Capital Contributions solely by reason of being a Member.

Arete-Sigma, LLC Operating Agreement; page 4

6.2 Right of Inspection. The Company will maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents, including but not limited to all records and information required by the Act. Upon reasonable advance request, each Member will have the right, during ordinary business hours, to inspect and copy Company profit and loss statements and balance sheets at the Member’s expense. Initial Members shall each have Internet access to monitor and inspect the Company’s financial status as manifested in its accounting software.

6.3 Additional Members. Notwithstanding anything to the contrary herein, the Company may only issue or distribute additional Interests or Units, or admit additional Members, upon the unanimous consent of the Members. The Members anticipate that, prior to the Company accepting any new Members or issuing any additional Interests or Units, this Operating Agreement will be amended such that the consent of each of the two original Members will be necessary and sufficient for Company actions, for example by amending provisions requiring unanimous consent to require only a supermajority vote (such that consent of both original Members will be sufficient to carry the vote), and by amending provisions requiring a majority vote to require a super majority vote (such that consent of both original Members will be necessary to carry the vote).

6.4 Interested Parties. No transaction of the Company will be affected because a Member of the Company is interested in the transaction; provided that such Member disclosed its interest in the transaction to the other Member prior to entering into such transaction.

6.5 Indemnification. The Company hereby agrees to hold each Member harmless and indemnify each Member from and against, and to reimburse the Member for, any and all judgments, penalties, fines, liabilities, amounts paid in settlement, costs, and expenses, including attorneys' fees, incurred directly or indirectly as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Member is, was, or at any time becomes a party, or is threatened to be made a party, or a result of or in connection with any appeal therein, by reason of the fact that the Member is or was at any time a member, director, officer, employee or agent of the Company; provided, however, that (i) indemnification shall be paid pursuant to this Section if and only if the Member acted in good faith and in a manner reasonably believed by the Member to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Member’s conduct was unlawful; and (ii) no indemnification shall be payable pursuant to this Section if a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

7. Meetings of Members.

7.1 Meetings. Meetings of Members, for any purpose, may be called by any Member. Regular Monthly Operations Review Meetings of the Members shall be called by the Manager.

7.2 Place of Meetings. The person or persons calling the meeting may designate any place, either within or outside the State of New Mexico, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting will be the principal executive office of the Company in the State of New Mexico.

Arete-Sigma, LLC Operating Agreement; page 5

7.3 Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five nor more than fifty days before the date of the meeting, by mail, electronic transmission or personally, by or at the direction of the person or persons calling the meeting, to each Member entitled to vote at such meeting. If mailed or faxed, the notice will be deemed to be delivered as provided in Section 16.1 of this Operating Agreement.

7.4 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of Members, or Members entitled to receive payment of any distribution, or Members receiving tax allocations, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the allocation is made or the date on which the resolution declaring such distribution is adopted, as the case may be, will be the record date for such determination of Members.

7.5 Quorum and Manner of Acting. Members holding at least a majority of all Units in the Company’s capital, represented in person or by proxy, will constitute a quorum at any meeting of Members. If a quorum is present, the majority vote of Members present and entitled to vote on the subject matter will be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Company’s Articles of Organization, or by this Operating Agreement.

7.6 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy will be filed with the Company before or at the time of the meeting. No proxy will be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

7.7 Actions by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and representing sufficient votes to take the action if all Members were present and voting, and delivered to the Company for inclusion in the minutes or for filing with the Company’s records.

7.8 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, will be equivalent to the giving of such notice.

7.9 Telephonic Meeting. Members of the Company may participate in any meeting of the Members by means of conference telephone or similar communication if all persons participating in such meeting can hear one another for the entire discussion of the matters to be voted upon. Participation in a meeting pursuant to this sub-Section will constitute presence at such meeting.

Arete-Sigma, LLC Operating Agreement; page 6

8. Transferability of Interests, Right of First Refusal, and Substituted Members. A Member may voluntarily or involuntarily assign or transfer the Member’s Interest in the Company, subject to the following additional terms and conditions.

8.1 Voluntary Transfer by a Member With Consent of the Other Member. A Member may voluntarily transfer or assign its Interest to a corporation, partnership, or limited liability company controlled by the Member and the transferee corporation, partnership, or limited liability company will become a Substituted Member with the consent of the other Member. No Interest may be pledged or encumbered by a Member.

8.2 Involuntary Events and Transfer or Assignment of Interests. Upon the Bankruptcy, Change in Control, death or Dissolution of a Member, or if an Interest is transferred, assigned, or encumbered in violation of this Operating Agreement, the Company will be dissolved, terminated and liquidated unless the Company or the remaining Member purchases the Interest of the affected, transferring, assigning, or encumbering Member (hereinafter called the “Withdrawing Member”). Upon such election to purchase, the Company will purchase from the Withdrawing Member, and from any trustee, receiver, or other legal representative of the Withdrawing Member, the entire Interest of the Withdrawing Member. If the Company declines to purchase the Interest, the remaining Member may purchase the Interest under the same terms and conditions as if the Company had elected to purchase. Each Member irrevocably consents to the sale of the Member’s Interest if the Company or the other Member elects to purchase under this Section.

8.2.2 The purchase price for the Interest of a Withdrawing Member shall be its “Value” determined as follows. The “Value” of the Interest is equal to the balance in the Withdrawing Member’s Capital Account on the last day of the month immediately preceding the event triggering the purchase of the Interest (the “Withdrawal Date”) determined by the Company’s accountants then servicing the Company’s books.

8.2.3 In determining the Value of the Interest on a Withdrawal Date, the Capital Account of the Withdrawing Member will be posted as though the Company’s fiscal year had ended on the Withdrawal Date. In establishing the balances in the Withdrawing Member’s Capital Account, no allowance will be made for goodwill or other intangibles except as reflected on the Company’s books prior to the Withdrawal Date. When the Value has been established, the Company will promptly notify the Withdrawing Member of the Value within five business days.

8.2.4 The transactions for purchase of the Interest of a Withdrawing Member will be closed within 90 days after the Withdrawal Date. At closing, the buyer will pay the purchase price in cash or, at the buyer’s option, by executing and delivering a negotiable promissory note for the amount of the purchase price, accelerable on default, prepayable without penalty, payable in ten equal semi-annual installments and bearing interest at an annual rate equal to the Prime Rate as announced in the Wall Street Journal on the date of Closing, plus 1%. The first semi-annual installment will be due six months after the withdrawal date. The Withdrawing Member will assign to the buyer the Interest purchased. The Withdrawing Member will have a security interest in the transferred Interest to secure payment of the purchase price.

Arete-Sigma, LLC Operating Agreement; page 7

8.3 Substituted Members. If a voluntary transfer or assignment (under Section 8.1) is made or upon any other permitted transfer or assignment of an Interest, including by operation of law, the transferee or assignee (the “assignee”) may become a Substituted Member upon the consent of the other Member. Upon becoming a Substituted Member, such assignee shall have all of the rights and powers of, shall be subject to all of the restrictions applicable to, shall assume the rights and powers of, and shall attain the status of, such assignee’s predecessor Member. If the other Member fails to consent to the substitution of the assignee as a substituted Member within 120 days after the effective date of the transfer or assignment, the assignee who has received an Interest but who is not admitted as a substituted Member shall have no right to participate in the management of the business and affairs of the Company and shall not be entitled to vote but shall only be entitled to receive the distributions and return of capital to which the assigning Member would be entitled with respect to the Interest transferred or assigned as if the Interest had not been transferred or assigned and the assigning Member shall cease to be a Member.

8.4 Additional Documentation. No assignment or transfer of all or any part of the Member’s Interest shall be binding on the Company, however, unless the assignee agrees in writing to be a party to and bound by the terms of this Operating Agreement and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor or transferor, and such other documentation required by the company have been delivered to the remaining Members and, if required by the remaining Members, upon receipt of an opinion, satisfactory in form and substance to the remaining Members to the effect that such transactions will not violate the Securities Act of 1933 or any other applicable securities laws.

9. Rights and Duties of Managers. The initial Manager of the Company shall be William F. Herman until such time as he resigns or is removed by the Members.

9.1 Management; Power and Authority. Subject to the definitions and procedures in Exhibit A, the terms of all Statements of Work, this Operating Agreement and the Act (collectively, the "Limitations"), the Manager will have exclusive control over the business, and the duty, power and authority to do whatever is necessary in conducting the Company’s business. No Member (other than the Manager if the Manager is also a Member) will take part in the management or control of the Company’s business, except as permitted by this Operating Agreement. Subject to the Limitations, the Manager may, in the ordinary course of operation of the Company’s business, without the consent of any Member, and not in limitation of any other provision hereof, manage the property of the Company; engage (subject to the Members' approval of the amount of compensation to be paid) and terminate consultants; undertake such actions permitted to be taken by the Manager under Statements of Work; and deliver all instruments needed to effectuate any of the foregoing. Neither a Manager’s appointment as Manager under this Operating Agreement nor a Manager’s rights and obligations may be assigned by a Manager without the consent of all Members.

9.2 Compensation; Other Agents. The Manager may employ others to assist in the management of the Company’s business including affiliates of the Manager, as an expense of the Company, on such terms and for such compensation as the Members may approve. The Manager will devote such time to the Company as is reasonably necessary and may receive compensation for the Company for Manager’s services in amounts determined by the Members. The Manager will be reimbursed by the Company upon proper documentation for all reasonable and proper disbursements made by the Manager to carry on the Company’s business upon the approval of the Members.

Arete-Sigma, LLC Operating Agreement; page 8

9.3 Limitation on Liability. The Manager shall not be liable, responsible, or accountable in damages or otherwise to any of the Members for any act or omission performed or omitted by the Manager in good faith pursuant to the authority granted to the Manager by this Operating Agreement, provided, however, that the foregoing shall not relieve the Manager of liability for fraud, bad faith, and gross negligence.

9.4 Indemnification. The Company shall indemnify and save harmless agents of the Company (including the Manager when acting as agent of the Company) from any loss or damage incurred by reason of any act or omission performed or omitted by such agent in good faith pursuant to proper authority on behalf of the Company or in furtherance of the interests of the Company; provided, however, that the foregoing shall not relieve any such agent of liability for its fraud, bad faith, or gross negligence.

9.5 Resignation. A Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and the acceptance of such resignation shall not be necessary to make it effective.

9.6 Removal. At a meeting called expressly for that purpose, a Manager may be removed at any time (a) for Cause by the Members, or (b) upon the Bankruptcy, Change in Control, death, or Dissolution of the Manager. “Cause” means fraud, deceit, willful misconduct, or a wrongful taking by the Manager as proved by a nonappealable court order, judgment, decree or decision.

9.7 Vacancies. Any vacancy occurring for any reason as Manager shall be filled upon a vote of the Members.

10. Representations of the Members. Each Member hereby represents and warrants that:

10.1 It is a sophisticated investor and experienced in business affairs;

10.2 It is acquiring its Interest in the Company for its own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended or other applicable securities laws or rules in a transaction totally within the State of New Mexico;

10.3 It understands that, in addition to the restrictions contained in this Operating Agreement, its Interest may only be disposed of pursuant to an effective registration statement filed under the Securities Act of 1933 and applicable state securities acts or pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities acts; that the Company has neither filed such registration statement nor agreed to do so nor contemplates doing so in the future; that in the absence of such a registration statement or such an exemption, it may be required to hold its Interest indefinitely and may be unable to liquidate it in case of emergency;

10.4 It is able financially to comply with its obligations hereunder;

Arete-Sigma, LLC Operating Agreement; page 9

10.5 It understands that the Internal Revenue Service may disallow some or all of the deductions to be claimed by the Company or by it, that the Company has no financial and operating history, that the Interests are speculative investments which involve a high degree of risk of loss, and that no governmental agency has made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Interests;

10.6 It is aware that a Member and its Affiliates, including affiliated persons or organizations, now and in the future may be engaged in businesses which are competitive with that of the Company (except as may be provided in any future agreements), and it agrees and consents to such activities, even though there are conflicts of interest inherent therein;

10.7 It has adequate means of providing for its current needs and possible personal contingencies, and has no need for liquidity of this investment;

10.8 All documents, records and books pertaining to this investment have been made available to its attorney and/or its accountant and itself, and the Member is not relying on any representation or advice of the Company, the Company’s counsel or advisors, or any other Member except those expressly made herein; and

10.9 Any intellectual property it licenses to the Company (or to the other Member) pursuant to this Operating Agreement shall be free and clear of third party claims and will not, in any way, infringe upon or violate any trademark, copyright, patent rights, common law rights, or any other rights of any kind of any third party.

11. Termination and Dissolution. The Company will be dissolved at any time upon (a) the written request of either of the Initial Members of the Company, Arete Innovative Solutions LLC or Sigma Labs Inc., (b) upon the Bankruptcy or Dissolution of a Member if the remaining Member does not give its written consent to continue the business of the Company within 90 days after the occurrence of such an event pursuant to Section 8.2 of this Operating Agreement, (c) the entry of a decree of judicial dissolution pursuant to Section 53-19-40 of the Act, or (d) the expiration of any period of duration stated in the Company’s Articles of Organization. Upon any dissolution of the Company, the business of the Company will be wound up in orderly fashion within a reasonable time, the Capital Accounts will be posted to reflect the results of winding up and liquidation, and the Company’s assets will be distributed in accordance with the provisions of the Act. Sigma Labs, Inc. shall act as liquidator to wind up the Company (the "Liquidator"), unless the Company is being dissolved pursuant to Section 11(b) based on the Bankruptcy or Dissolution of Sigma Labs, Inc., in which case the Liquidator shall be Arete (Innovative Solutions, LLC). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The Liquidator shall cause the articles of dissolution to be filed with the New Mexico Secretary of State in accordance with the provisions of the Act and shall take such other actions as may be necessary to terminate the Company. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, such Member's Capital Account, and such Member's share of Net Profit, Net Loss and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Liquidator or any other Member.

Arete-Sigma, LLC Operating Agreement; page 10

12. License Grant. Each Member (in the case of Sigma Labs, Inc., Sigma Labs, Inc. or its wholly-owned subsidiary, B6 Sigma, Inc., as applicable) hereby grants to the other Member a limited, royalty-free, nonexclusive, non-transferable license (that shall automatically terminate upon the termination of this Operating Agreement or dissolution of the Company), under any rights owned by such Member, to use such Member’s intellectual property solely as instructed in writing by such Member and only to the extent necessary for the other Member to perform its obligations under this Operating Agreement or any Statement of Work, subject further to the terms and conditions of this Operating Agreement, and as more fully set forth in Exhibit B hereto. In no way expanding the foregoing license, said license does not permit either Member to (and each Member hereby promises not to without the explicit prior written and signed consent of the other Member) make use of any intellectual property rights of the other Member either (a) for the benefit of any party other than the Company (and the Members as such benefit arises from any Statement of Work or from their ownership of the Company), or (b) other than as instructed in writing by such Member.

The Company and each Member acknowledge and agree that all materials, content, deliverables or intellectual or other property of any kind, whether registered or unregistered, whether copyrightable or not, whether patentable or not, that is licensed pursuant to this Operating Agreement (the “Intellectual Property”) and any materials, content, deliverables or intellectual or other property of any kind that is related to or based upon licensed Intellectual Property that is created, developed, produced, made, conceived or reduced to practice or caused to be created, developed, produced, made, conceived or reduced to practice, including any and all derivative works, improvements or amendments of kind of the Intellectual Property, by or from the Company or by or from either Member, either alone or with others, in connection with the business of the Company and/or with the Operating Agreement, is, and shall be at all times, the exclusive and sole property of the Member who has licensed the Intellectual Property pursuant to this Operating Agreement, and all proprietary rights and goodwill thereof shall inure solely to the benefit of the licensing Member. The licensee shall not contest or challenge the validity, ownership or title thereof or registration of any kind by the licensing Member of any rights related thereto.

13. Statement of Work for Services.

13.1. The Members and the Company contemplate that the Company will seek and secure projects whereunder the Company will provide goods and services to other parties, and that the Members will provide such goods and services on behalf of the Company pursuant to a Statement of Work between each Member and the Company.

13.2. Each Member shall submit a bid to the other Member to provide work under any particular contract between the Company and a customer of the Company. The Members shall enter into a separate, detailed statement of work (“Statement of Work”), which shall be referenced in or attached to a customer order. Each Statement of Work shall set forth the scope of the work to be provided by the Company, the compensation to be paid and other applicable terms and conditions, including any criteria and procedures for acceptance of the work. Following acceptance of the Statement of Work by the customer, the Company shall perform the work for the particular customer in accordance with the provisions of the Statement of Work. Each Member shall appoint persons (“Points of Contact”) in each Statement of Work. The Point of Contact will have the authority to determine the quality, acceptability and fitness of the work performed under a Statement of Work. The Point of Contact shall not exercise any direct control or supervision over the other Member’s employees performing the work under a Statement of Work, but will be available for consultation. Each Member shall be responsible for supervision and direction of the work by its employees.

Arete-Sigma, LLC Operating Agreement; page 11

13.3. Each Member shall faithfully perform its obligations under each Statement of Work pertaining to such Member. The Members and the Company shall cooperate in good faith concerning any modifications to a Statement of Work, requested by a Member, the Company, or a customer. If either Member provides a request for dissolution under Section 11, then the Company’s operations shall from that time be limited to those required to complete any outstanding, accepted Statements of Work, and those required for orderly wind up and dissolution of the Company. A request for dissolution shall not relieve either Member from obligations existing under Statements of Work in effect prior to such request.

14. Confidentiality. During the term of this Operating Agreement the receiving Member (“Recipient”) shall not, without the prior written consent of the furnishing Member (“Furnishing Party”), use, exploit, reveal or disclose to any person or entity the existence of this Operating Agreement, its terms, any nonpublic technical or business information, whether in oral, written or other tangible form that the Furnishing Party designates as being confidential or which, under the circumstances surrounding disclosure, the Recipient knows or has reason to know should be treated as confidential, including but not limited to financial or customer data, intellectual property, the processing system, programs, files, specifications, drawings, sketches, models, samples, tools or other data, oral, written or otherwise or any information relating to the Furnishing Party’s business, customers or confidential affairs of the Furnishing Party (“Information”); provided that the Information may be disclosed to such of Recipient’s or Recipient’s Affiliates' employees, contractors, or advisors, who have a need to know for the purpose of fulfilling Recipient’s obligations under this Operating Agreement. Recipient shall advise any such individuals that the Information is confidential and that by receiving such information such individuals are agreeing to be bound by the terms of this Section 14 (“Confidentiality”) and are agreeing not to use such information for any purpose other than described herein. Without the Furnishing Party’s prior written consent, Recipient shall not, and shall direct such individuals not to, disclose the Information in whole or in part, except to the extent compelled by law. The Recipient shall protect the information of the Furnishing Party with the same degree of care as the Recipient employs for the protection of the Recipient's own trade secrets and confidential information (but in no event shall such care be less than that which is commercially reasonable). The provisions of this Section shall not apply to information of the Furnishing Party: (i) which is or becomes through no fault of the Recipient part of the public domain; (ii) which was already known to the Recipient at the time of disclosure as evidenced by written documents; (iii) which was independently developed by the Recipient without reference to or use of information received from the Furnishing Party; (iv) which is lawfully obtained by the Recipient from a third party outside of this Operating Agreement, free of any obligation of confidence at or subsequent to the time it was communicated to the Recipient by the Furnishing Party; (v) upon the order of any court or administrative agency; (vi) upon the request or demand of any regulatory agency or authority having jurisdiction over the Recipient; (vii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; or (viii) to the extent necessary in connection with the exercise of any remedy hereunder. The Recipient acknowledges that all information of the Furnishing Party shall be and remain the property of the Furnishing Party. The Recipient shall return to the Furnishing Party all documents received from the Furnishing Party promptly after a request by the Furnishing Party. Neither the preceding provisions of this Section 14 nor any other provision of this Operating Agreement shall be construed as prohibiting Sigma Labs, Inc. from disclosing any Information or other information that it is required to disclose under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder, in connection with a report or other document that Sigma Labs, Inc. files with the Securities and Exchange Commission.

Arete-Sigma, LLC Operating Agreement; page 12

14.1 Security. Each Member shall provide adequate security provisions to ensure that access to confidential information received from the other Member is available only for the purpose of providing work to the other Member.

14.2 Remedies. It is further understood and agreed that money damages may not be a sufficient remedy for any breach of Recipient’s obligations under this Section 14 (“Confidentiality”) by Recipient, or any employees, contractors or advisors under Recipient’s supervision and that the Furnishing Party shall be entitled to seek specific injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for the breach of obligations under this Section 14 (“Confidentiality”) but shall be in addition to all other available legal or equitable remedies.

15. Miscellaneous Provisions.

15.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been given or served for all purposes if delivered personally to the party or to any executive officer of the party to whom the same is directed or, if sent by registered or certified mail, return receipt requested, postage and charges prepaid, or by facsimile, addressed to the Member’s and/or Company’s address as it appears in the Company’s records, as appropriate. Except as otherwise provided herein, any such notice shall be deemed to have been given (a) when delivered personally (with written confirmation of receipt), (b) if sent by registered or certified mail, three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent in accordance with this sub-Section, and (c) on the date sent by facsimile (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.

15.2 Application of New Mexico Law. This Operating Agreement, and the application or interpretation of it, shall be governed exclusively by its terms and by the laws of the State of New Mexico.

15.3 Arbitration. Any dispute, claim, controversy arising out of or in connection with or relating to this Operating Agreement or any breach or alleged breach hereof shall, upon the request of any party involved, be submitted to and settled by three (3) arbitrators (the "Arbitration Panel") at the principal place of business of the Company, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, but not subject to its jurisdiction. The Arbitration Panel shall be selected as follows: one arbitrator shall be selected by each of the parties, and the third arbitrator shall be selected by the two arbitrators chosen by each of the parties; provided, however, that if either of the parties fails to appoint an arbitrator within thirty (30) days of receiving notice of the commencement of an arbitration hereunder, then the arbitration shall be conducted by the sole arbitrator appointed by the other party. The decision of the arbitrators shall be final and binding. Judgment may be entered in any court of record in the appropriate jurisdiction upon the decision of the arbitrators. The cost of the arbitration shall be shared equally by the parties to the arbitration. Each of the parties shall pay their own attorneys' fees incurred in connection with the arbitration.

Arete-Sigma, LLC Operating Agreement; page 13

15.4 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

5.5 Amendments. This Operating Agreement may be modified or amended only in writing signed by all of the Members.

15.6 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

15.7 Severability. If any provision of this Operating Agreement or of the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.8 Binding Effect. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successor and assigns.

15.9 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of the Company.

15.10 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.11 Entire Agreement. This Operating Agreement, together with the Articles of Organization and all related Exhibits and Statements of Work, constitutes the sole and entire agreement of the parties to this Operating Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

<signature page follows>

Arete-Sigma, LLC Operating Agreement; page 14

DATED: June 29, 2015

Signature:	/s/ William F. Herman
Member Name:	Arete (Innovative Solutions, LLC)
Address for Notices:	3050 Shawhan Road Morrow, OH 45152 Facsímile: (513) 503-2712
Initial Capital Contribution:	$[***]
Number of Units:	10,000
Type of Units:	Units

Signature:	/s/ Mark J. Cola
Member Name:	Sigma Labs, Inc.
Address for Notices:	3900 Paseo del Sol Santa Fe, NM 87507 Facsímile: (505) 424-3174
Initial Capital Contribution:	$[***]
Number of Units:	10,000
Type of Units:	Units

Signature:	/s/ William F. Herman
Company:	Arete-Sigma, LLC
Address for Notices:	3900 Paseo del Sol Santa Fe, NM 87507 Facsímile: (505) 424-3174

Signature:	/s/ William F. Herman
Manager Name:	William F. Herman
Address for Notices:	3050 Shawhan Road Morrow, OH 45152 Facsímile: (513) 503-2712

Arete-Sigma, LLC Operating Agreement; page 15

Exhibit A

Scope and Formula of Operations of Arete-Sigma, LLC

•	The nature and purpose of the Company will be as a virtual company to enable and implement sales and manufacturing transactions and to distribute costs and benefits fairly between its members.
•	Subject to a unanimous vote of Members to the contrary, the Company will own no property and any and all assets acquired by or brought to the Company by Arete or Sigma will remain 100% owned by Arete or Sigma, as applicable.
•	Similarly, subject to a unanimous vote of Members to the contrary, the Company will have no employees or payroll.
•	Prior to closing the parties will develop a budget to determine startup costs. Startup costs will be financed with equal upfront cash contributions by the members into the Company at closing. No capital beyond that in the startup budget determined by the Members will be required of either Member without that Member’s advance consent.
•	Except for the startup costs financed at closing, costs and revenues will be booked, sales transaction by sales transaction, based upon Arete and Sigma’s being treated as vendors to the jobs with respective upfront allocations of cost and revenue for work performed as determined in bids as modified by customer change orders, in general accord with the following Table:

Arete- Sigma
bid and manage by the numbers
%
Revenue	100.00%

Cost of Goods Sold
Materials	[***]%
Labor	[***]%
Mfrng Overhead	[***]%
Total COGS	[***]%
Gross Profit	[***]%
Sales, General, Admin
Management & Sales (Arete)	[***]%
Office Admin (Sigma)	[***]%
[***]%

Pretax Profit	[***]%

The Profits will accrue to the Company.

•	Sigma will host a Sage-based accounting system for Arete / Sigma. Arete shall have real-time Internet access to review the LLC’s Sage account.
•	The Initial Members shall confer monthly on the progress of A/S and the decisions of the two members about perpetuating, altering, or terminating the Company.

Arete-Sigma, LLC Operating Agreement; page 16

Exhibit B

Intellectual Property

SIGMA LABS, INC. AND B6 SIGMA, INC.:

The following intellectual property pertaining to this Operating Agreement was developed with private Sigma Labs or B6 Sigma funds:

•	[***]
o	[***]
o	[***]
o	[***]
o	[***]
•	[***]
o	[***]
o	[***]
•	[***]
o	[***]
•	[***]
o	[***]
▪	[***]
•	[***]
o	[***]
▪	[***]
▪	[***]
▪	[***]
•	[***]
o	[***]

ARETE:

None to disclose.

Arete-Sigma, LLC Operating Agreement; page 17